UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2011

QUALCOMM ATHEROS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50534	77-0485570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Technology Drive, San Jose, California 95110

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 773-5200

Atheros Communications, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 24, 2011, Qualcomm Atheros, Inc. (formerly known as Atheros Communications, Inc.), a Delaware corporation (“Atheros”), announced that QUALCOMM Incorporated, a Delaware corporation (“Qualcomm”), had completed its previously announced acquisition of Atheros. Pursuant to the terms of the Agreement and Plan of Merger dated as of January 5, 2011 (the “Merger Agreement”), by and among Qualcomm, T Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Qualcomm (“Merger Sub”), and Atheros, Merger Sub merged with and into Atheros (the “Merger”) with Atheros surviving the Merger as a wholly owned subsidiary of Qualcomm and changing its name to Qualcomm Atheros, Inc.

Under the terms of the Merger Agreement, each outstanding share of Atheros common stock (other than shares owned by Atheros, Qualcomm or Merger Sub) was converted into the right to receive $45.00 in cash, without interest (the “Merger Consideration”).

In addition, under the terms of the Merger Agreement, all outstanding and unexercised Atheros stock options, whether or not vested, were converted into options to purchase shares of Qualcomm common stock, other than those stock options held by Atheros’ non-employee directors, which were converted into the right to receive cash based on a formula contained in the Merger Agreement, and all outstanding Atheros restricted stock units were converted into restricted stock units for Qualcomm common stock, with any performance-based vesting conditions converted to service-based vesting conditions.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 24, 2011, Atheros notified The NASDAQ Stock Market (“NASDAQ”) of the effectiveness of the Merger. In connection therewith, Atheros informed NASDAQ that each outstanding share of Atheros common stock (other than shares owned by Atheros, Qualcomm or Merger Sub) was converted into the right to receive the Merger Consideration and requested that NASDAQ file a notification of removal from listing on Form 25 with the Securities and Exchange Commission (“SEC”) with respect to Atheros common stock.

Item 3.03.	Material Modification to Rights of Security Holders.

As of the effective time of the Merger, each outstanding share of Atheros common stock (other than shares owned by Atheros, Qualcomm or Merger Sub) was converted into the right to receive the Merger Consideration, and stockholders of Atheros immediately prior to such time ceased to have any rights as stockholders in Atheros (other than their right to receive the Merger Consideration).

Item 5.01.	Changes in Control of Registrant.

On May 24, 2011, pursuant to the terms of the Merger Agreement, Merger Sub was merged with and into Atheros, with Atheros continuing as the surviving corporation. As a result of the Merger, each share of Atheros common stock issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive the Merger Consideration. As a result of the Merger, Atheros became a wholly owned subsidiary of Qualcomm.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

None of the members of the Atheros Board of Directors, except Craig Barratt, are continuing as members of the Qualcomm Atheros, Inc. Board of Directors after the effective time of the Merger. As of the effective time of the Merger, Craig Barratt, Steve Mollenkopf and James Lederer were elected to the Qualcomm Atheros, Inc. Board of Directors.

In addition, after the effective time of the Merger, the executive officers of Atheros will continue to serve in various roles with Qualcomm Atheros, Inc. or its subsidiaries. As of the effective time of the Merger, James Lederer, who currently serves as Executive Vice President and General Manager of Qualcomm CDMA Technologies, was appointed to the additional position of Chief Financial Officer and principal accounting officer of Qualcomm Atheros, Inc. Biographical information for Mr. Lederer is contained under the heading “Executive Officers” in Part I, Item 1 of the Annual Report on Form 10-K for Qualcomm filed on November 3, 2010 and is incorporated by reference herein.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the certificate of incorporation and by-laws of Atheros were amended and restated to be in the form of the certificate of incorporation and by-laws of Merger Sub.

Copies of the amended and restated certificate of incorporation and by-laws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibits are filed as part of this report.

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of January 5, 2011, by and among the Registrant, QUALCOMM Incorporated and T Merger Sub, Inc. (filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed January 5, 2011 and incorporated herein by reference).

3.1	Amended and Restated Certificate of Incorporation of Qualcomm Atheros, Inc.

3.2	By-laws of Qualcomm Atheros, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2011	QUALCOMM ATHEROS, INC.

	By:	/s/ Jack Lazar
Jack Lazar
Senior Vice President, Corporate Development, and General Manager

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of January 5, 2011, by and among the Registrant, QUALCOMM Incorporated and T Merger Sub, Inc. (filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed January 5, 2011 and incorporated herein by reference).

3.1	Amended and Restated Certificate of Incorporation of Qualcomm Atheros, Inc.

3.2	By-laws of Qualcomm Atheros, Inc.

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